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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                KITTY HAWK, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                   75-2564006
 (State of incorporation or organization)      (IRS Employer Identification No.)



                             1515 WEST 20TH STREET
                                  SECOND FLOOR
              DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS 75240
          (Address of principal executive offices, including Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class                Name of each exchange on which
            to be so registered:               each class is to be registered:
                    NONE                                     NONE


       Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 PAR VALUE
                                (Title of Class)
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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is made to the information set forth under the caption entitled "Description of Capital Stock" in the Prospectus to be filed by Kitty Hawk, Inc. (the "Company") with the Securities and Exchange Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating to the Company's Registration Statement on Form S-1 (Reg. No. 333-8703), as amended, which is incorporated herein by reference.


ITEM 2.       EXHIBITS.

     I. Pursuant to Rule 12b-32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, the following exhibits required in accordance with Part I to the Instructions as to Exhibits on Form 8-A are incorporated by reference, to the Company's previously filed Registration Statement on Form S-1 (Reg. No. 33-85698) dated as of December 1994 (the "Registration Statement"):

              A. Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement).

              B.      Certificate of Incorporation of the Company (filed as
                      Exhibit 3.1 to the Registration Statement).

              C. Bylaws of the Company (filed as Exhibit 3.2 to the Registration Statement).

              D. Amendment No. 1 to the Certificate of Incorporation of the Company (filed as Exhibit 3.3 to the Registration Statement).

              E.      Amendment No. 1 to the Bylaws of the Company (filed as
                      Exhibit 3.4 to the Registration Statement).

     II.      Not Applicable.





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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                             KITTY HAWK, INC.



Date: October 1, 1996                  By:   /s/ RICHARD R. WADSWORTH
                                           ------------------------------------
                                             Richard R. Wadsworth, Senior Vice
                                             President - Finance





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